LOOMIS SAYLES FUNDS I:
Loomis Sayles Core Plus Fixed Income Fund
Loomis Sayles Fixed Income Fund
Loomis Sayles Institutional High Income Fund
Loomis Sayles Intermediate Duration Fixed Income Fund
Loomis Sayles Investment Grade Fixed Income Fund
Loomis Sayles U.S. Government Securities Fund
(the Funds)

Supplement dated June 24, 2004 to the Loomis Sayles Funds I
Institutional Funds Prospectus,
dated February 1, 2004, as may be supplemented from time to time

On June 4, 2004, the Board of Trustees (the Trustees) of Loomis Sayles Funds approved the use of futures as one of the principal investment strategies for each of the Funds. The Trustees also approved the use mortgage dollar rolls as one of the principal investment strategies for Loomis Sayles Core Plus Fixed Income Fund, Loomis Sayles Intermediate Duration Fixed Income Fund, Loomis Sayles Investment Grade Fixed Income Fund and Loomis Sayles U.S. Government Securities Fund.

Prospectus Changes

Within the section entitled Risk/Return Summary the following text is added under Principal Investment
Strategies with respect to Loomis Sayles Core Plus Fixed
Income Fund, Loomis Sayles Intermediate Duration Fixed
Income Fund, Loomis Sayles Investment Grade Fixed Income
Fund and Loomis Sayles U.S. Government Securities Fund.
The Fund may engage in futures transactions.

Within the section entitled Risk/Return Summary the following text is added under Principal Investment
Strategies with respect to Loomis Sayles Core Plus Fixed
Income Fund, Loomis Sayles Intermediate Duration Fixed
Income Fund, Loomis Sayles Investment Grade Fixed Income
Fund and Loomis Sayles U.S. Government Securities Fund.
The Fund may also invest in mortgage-related securities, including mortgage dollar rolls.

Within the section entitled Risk/Return Summary the following is added under Principal Risks with respect to Loomis Sayles Core Plus Fixed Income Fund and Loomis
Sayles Intermediate Duration Fixed Income Fund.
derivatives risk - the risk that the value of the Funds derivative investments will fall as a result of pricing difficulties or lack of correlation with the underlying investment.

Within the section entitled Risk/Return Summary the following is added under Principal Risks with respect to Loomis Sayles Investment Grade Fixed Income Fund and
Loomis Sayles U.S. Government Securities Fund.
derivatives risk - the risk that the value of the Funds derivative investments will fall as a result of pricing difficulties or lack of correlation with the underlying investment.
mortgage-backed securities risk - the risk that the securities may be prepaid and result in the reinvestment of the prepaid amounts in securities with lower yields than the prepaid obligations. The Fund may also incur a loss when there is a prepayment of securities that were purchased at a premium.

Within the section entitled More Information About
The Funds Investments And Risk Considerations the following text is added.
MORTGAGE DOLLAR ROLLS
The Loomis Sayles Core Plus Fixed Income Fund, Loomis
Sayles Intermediate Duration Fixed Income Fund, Loomis
Sayles Investment Grade Fixed Income Fund and Loomis
Sayles U.S. Government Securities Fund may enter into mortgage dollar rolls. A dollar roll involves the sale of a security by the Funds and its agreement to repurchase the instrument at a specified time and price, and may be considered a form of borrowing for some purposes. A Fund will segregate assets determined to be liquid in an amount sufficient to meet its obligations under the transactions. A dollar roll involves potential risks of loss that are different from those related to the securities underlying the transactions. A Fund may be required to purchase securities at a higher price than may otherwise be available on the open market.
Since the counterparty in the transaction is required to deliver a similar, but not identical, security to the Fund, the security that the Funds are required to buy under the dollar roll may be worth less than an identical security. There is no assurance that a Funds use of the cash that it receives from a dollar roll will provide a return that exceeds borrowing costs.

M-LSSP08-0604